As filed with the Securities and Exchange Commission on March 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TUSCAN HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	83-2530757
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Stephen A. Vogel, Chief Executive Officer

Tuscan Holdings Corp.

135 E. 57th St. , 18th Floor

New York, NY 10022

(646) 948-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen A. Vogel, Chief Executive Officer

Tuscan Holdings Corp.

135 E. 57th St. , 18th Floor

New York, NY 10022

(646) 948-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300 (212) 370-7889 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-229657

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	4,600,000 Units	$10.00		$40,000,000	$4,848.00
Shares of Common Stock included as part of the Units(2)	4,600,000 Shares	-------		-------	-------	(3)
Warrants included as part of the Units(2)	4,600,000 Warrants	-------		-------	-------	(3)
Total			$		$4,848.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 600,000 Units, 600,000 shares of Common Stock and 600,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Tuscan Holdings Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229657) (the “Prior Registration Statement”), initially filed by the Registrant on February 13, 2019 and declared effective by the Securities and Exchange Commission on March 5, 2019.

This Registration Statement covers the registration of an additional 4,600,000 of the Registrant’s units, each consisting of one share of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant(s)”), including 600,000 units that may be purchased by the underwriters to cover over-allotments, if any.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 6, 2019), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 5, 2019.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-229657 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23.1	Consent of Marcum LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of March, 2019.

TUSCAN HOLDINGS CORP.

By:	/s/ Stephen A. Vogel
Name: Stephen A. Vogel
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Vogel his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Stephen A. Vogel	Chairman of the Board and Chief Executive	March 5, 2019
Stephen A. Vogel	Officer (Principal Executive Officer)

/s/ Ruth Epstein	President, Chief Financial Officer	March 5, 2019
Ruth Epstein	(Principal Financial and Accounting Officer) and Director

/s/ Stefan M. Selig	Director	March 5, 2019
Stefan M. Selig

/s/ Richard O. Rieger	Director	March 5, 2019
Richard O. Rieger

/s/ Amy Butte	Director	March 5, 2019
Amy Butte

/s/ Holly Zimmerman	Director	March 5, 2019
Holly Zimmerman

/s/ Michael B. Auerbach	Director	March 5, 2019
Michael B. Auerbach

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